UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2025

Andalusian Credit Company, LLC

(Exact name of Registrant as Specified in Its Charter)

delaware	814-01670	92-2145091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West, 57th Street Suite 1700 New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 989-4070

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 3.02. Unregistered Sales of Equity Securities.

On December 22, 2025, pursuant to a capital drawdown notice previously delivered to its investors, Andalusian Credit Company, LLC (the “Company”) issued and sold 1,319,217 shares of the Company’s limited liability company interests, par value $0.001 per share (the “Shares”), for an aggregate net offering price of $20,315,939.

The sale of the Shares was made pursuant to subscription agreements entered into by the Company with its investors. Under the terms of the subscription agreements, each investor is required to fund drawdowns to purchase Shares up to the amount of their respective capital commitments each time the Company delivers a drawdown notice with a minimum of 10 business days’ prior notice to the date on which payment will be due.

Each of the sales of Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from investors in the relevant subscription agreements that each investor is an “accredited investor,” as defined in Regulation D under the Securities Act.

Item 8.01. Other Events.

On December 22, 2025, the Board of Managers of the Company declared a special cash distribution on the Company’s Shares, from taxable earnings, in an amount equal to $0.18 per share, payable on January 26, 2026 to shareholders of record as of December 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andalusian Credit Company, LLC

Date: December 29, 2025	By:	/s/ Moses Awe
		Name:	Moses Awe
		Title:	Chief Financial Officer